Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Synchronoss Technologies, Inc. (the “Company”) for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karen L. Rosenberger, the Chief Financial Officer & Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Date: May 1, 2015

/s/ Karen L. Rosenberger
Karen L. Rosenberger
Executive Vice President, Chief Financial Officer & Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.